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                    GLOBAL ENVIRONMENTAL CORP AND SUBSIDIARY

EXHIBIT NO. 10.1


                                 THIRD AMENDMENT
                         TO LOAN AND SECURITY AGREEMENT
                       BETWEEN DANZER METAL WORKS COMPANY
                        AND FREMONT FINANCIAL CORPORATION

          This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of June 23,1 995 by and between FREMONT FINANCIAL CORPORATION ("Fremont") and DANZER METAL WORKS COMPANY ("Borrower"), in light of the following:

          WHEREAS, Borrower and Fremont entered into a Loan and Security Agreement dated May 28, 1993 (as amended from time to time, the "Loan Agreement": Capitalized terms used herein shall have them earnings set forth in the Loan Agreement unless specifically defined herein); and

         WHEREAS, Borrower and Fremont wish to amend the Loan Agreement as set forth herein.

          NOW THEREFORE, in consideration of the mutual promises and agreements of the parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

          1. The first sentence of Section 3.1 of the Loan Agreement is deleted in its entirely and replaced with the following:

           3.1 This Agreement shall become effective upon acceptance by Fremont and shall continue in full force and effect for a term ending January 31, 1997 (the Renewal Date) and from year to year thereafter, unless sooner terminated pursuant to the terms hereof.

            2. Borrower reaffirms, ratifies and confirms its Obligations under the Loan Agreement, acknowledges that all the terms and conditions in the Loan Agreement (except as amended herein) remain in full force and effect and further acknowledges that the security interest granted to Fremont in the Collateral is valid and perfected.

          3. Borrower is not aware of any events which now constitute, or with the passage of time or the giving of notice would constitute ,an Event of Default under the Loan Agreement.

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          4.  This Amendment  constitutes the entire agreement of the parties in connection with the agreement of the parties in connection with the subject matter of this Agreement and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

         5. This Amendment may be executed in counterparts, each of which, when so executed and delivered shall be deemed an original, and all of such counterparts together shall constitute but one and the same agreement.

         6. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, Borrower and Fremont have executed this Amendment as of the date first written above.


                                            FREMONT FINANCIAL CORPORATION,
                                            a California corporation,



                                            By: ____________________________
                                            Print Name:
                                            Title/Capacity:



                                            DANZER METAL WORKS COMPANY,
                                            a Maryland corporation,

                                            By: ____________________________
                                            Print Name:
                                            Title/Capacity:









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